Exhibit 99.1

Exterran Corporation Announces Waivers Extension and Amendment to Credit Agreement

HOUSTON, August 29, 2016 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced that it has obtained an extension of the waivers from its credit facility lenders in connection with the Company’s previously announced restatement of its financial statements. Under the amended terms of the credit agreement, Exterran’s waivers were extended from August 31, 2016 to November 30, 2016.

In addition, under the amended credit agreement, the definition of EBITDA will exclude certain restructuring and restatement costs for purposes of determining the total leverage ratio. A more detailed description of the amendment may be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.

“We appreciate the ongoing cooperation and support of our lenders,” said Andrew Way, Exterran’s President and Chief Executive Officer. “The exclusion of certain restructuring and restatement costs will better align our covenant leverage with our operational performance and increase our borrowing availability. In addition to the debt we have repaid so far in 2016, the incremental availability provides us with the necessary liquidity to fund growth investments as opportunities arise through the remainder of this year and into 2017. We continue to be committed to regaining compliance with all SEC filing requirements and New York Stock Exchange listing requirements as promptly as possible.”

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Corporation’s (“Exterran”) control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, Exterran’s ability to fund future growth investments; and the anticipated timing for regaining compliance with all SEC filing requirements and New York Stock Exchange listing requirements.

While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are unanticipated delays in completing the Audit Committee’s internal investigation, the preparation and audit of the Company’s previously filed financial statements and the implementation of changes to the Company’s internal controls and procedures.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2015, Exterran’s Registration Statement on Form 10 and Exterran’s other filings with the SEC, which are available at www.exterran.com. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

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